                                         PAGE WHERE EXHIBIT INDEX IS LOCATED: 10


     As filed with the Securities and Exchange Commission on May 26, 2000

                                                           Registration No. 333-

================================================================================
                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                _______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                _______________


                              Dean Foods Company
                              ------------------
            (Exact name of registrant as specified in its charter)


                   Delaware                                 36-0984820
                   --------                                 ----------
        (State or other jurisdiction of                  (I.R.S. Employer
        incorporation or organization)                  Identification No.)


              3600 N. River Road, Franklin Park, Illinois 60131
              -------------------------------------------------
            (Address of Principal Executive Offices)  (Zip Code)

                   DEAN FOODS COMPANY 1989 STOCK AWARDS PLAN
                   -----------------------------------------
                           (Full title of the Plan)

                                Dale E. Kleber
                              Dean Foods Company
                              3600 N. River Road
                         Franklin Park, Illinois 60131
                    ---------------------------------------
                    (Name and address of agent for service)
                                 847/678-1680
          Telephone number, including area code, of agent for service
          -----------------------------------------------------------

                                _______________

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================

                                                         Proposed                Proposed
   Title of                       Amount                 maximum                 maximum              Amount
  Securities                      to be                  offering                aggregate              of
     to be                      registered              price per                offering           registration
   registered                    (1) (2)                 share (3)               price (3)              fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, Par Value          3,900,000 shs.           $30.00               $117,000,000           $30,888
  $1 Per Share (4)
=======================================================================================================================

(1) This amount represents the number of shares issuable pursuant to the Plan in addition to the 3,200,000 shares (after giving effect to Plan antidilution provisions) registered on Registration Statements No. 33-33775 and 333-08817 (filing fees of $20,794).
(2) Pursuant to Rule 416(a), this Registration Statement shall be deemed to cover any additional shares of Common Stock issuable pursuant to the antidilution provisions of the Plan.
(3) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, on the basis of the average of the high and low prices of Common Stock on May 19, 2000 as set forth in the New York Stock Exchange--Composite Transactions.
(4)  Includes associated Preferred Stock Purchase Rights.

               The Section 10(a) Prospectus Under This Registration Statement Is A Combined Prospectus Which Also Relates To Registration Statement No. 33-33775 and Registration Statement No. 333-08817.

INCORPORATION BY REFERENCE OF EARLIER FORM S-8 REGISTRATION STATEMENT

          Dean Foods Company ("Registrant" or the "Company"), has earlier filed registration statements on Form S-8 (Registration Nos. 33-33775 and 333-08817) relating to the Dean Foods Company 1989 Stock Awards Plan (the "Earlier Registration Statements"). This Registration Statement registers additional shares for offering pursuant to such Plan. Subject to the final paragraph of
Item 3 of Part II of this Registration Statement, the contents of the Earlier Registration Statements are incorporated herein by reference.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information specified in Part I of Form S-8 is contained in documents sent or given to award holders as specified by Rule 428(b)(1) under the Securities Act of 1933. Such documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the Section 10(a) prospectus.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents filed by the Company with the Securities and Exchange Commission are incorporated, as of their respective dates, in this Registration Statement by reference:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 30, 1999.

               (b) The Company's Quarterly Reports on Form 10-Q for the periods ended August 29, 1999, November 28, 1999 and February 27, 2000.

               (c) The Company's Current Report on Form 8-K dated February 18, 2000.

               (d) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since May 30, 1999.

               (e) The description of the Common Stock contained in the Registration Statement of the Company on Form 8-A dated November 18, 1981, including any amendment or report filed for the purpose of updating such description.

               (f) The description of the Preferred Stock Purchase Rights contained in the Registration Statement of the Company on Form 8-A dated August 4, 1998, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

          Any statement contained in this Registration Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in the original Section 10(a) prospectus (as regards any statement in any previously filed document incorporated by reference herein), or a statement in any subsequently filed document that is also incorporated by reference herein or a statement in any subsequent Section 10(a) prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

          Not applicable.

Item 5. Interests of Named Experts and Counsel.

          Not applicable.

Item 6. Indemnification of Directors, Officers and Controlling Persons.

          The Company is incorporated under the laws of the State of Delaware. Under certain provisions of the Delaware General Corporation Law, the Company has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred by him or her in connection with such action, suit or proceeding; except that under such provisions indemnification relating to a derivative action or suit is limited to expenses reasonably incurred in connection with the defense or settlement thereof. To be eligible for indemnification under such provisions as to a particular action, suit or proceeding (or claim, issue or matter therein), a director, officer, employee or agent must either be successful in his or her defense thereof (in which event indemnification against related expenses is mandatory) or must meet certain statutory standards (generally, that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful). The indemnification provided by such provisions does not exclude any other rights to which a person seeking indemnification may otherwise be entitled.

          Article Twelfth of the Company's Certificate of Incorporation provides that each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, by reason of the fact that he or she (i) is or was or has agreed to become a director or officer of the Company or (ii) is or was serving or has agreed to serve (at or during such time as he or she is or was a director or officer of the Company) as an employee, agent or fiduciary of the Company or, at the request of the Company, as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or entity, or by reason of any action alleged to have been taken or omitted by him or her in any such capacity, shall be indemnified and held harmless by the Company to the fullest extent permitted by Delaware law, as the same existed on October 19, 1987 or may thereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense (including attorneys' fees and amounts expended in seeking indemnification granted to him or her under applicable law, such Article, the Company's By-laws or any agreement with the Company) and, in each case other than an action by or in the right of the Company, all liability and loss (including judgments, fines and amounts paid or to be paid in settlement), actually and reasonably incurred or suffered by him or her in connection with such action, suit or proceeding and any appeal thereof, if in each case he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his or her conduct was unlawful; except that, in the case of an action or suit by or in the right of the Company, no indemnification shall be made in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he or she is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery of Delaware or such other court shall deem proper. Article Twelfth provides that such indemnification shall continue as to any such person who has ceased to be a director or officer of the Company and shall inure to the benefit of his or her heirs, executors and administrators.

          Any indemnification under Article Twelfth (other than (i) indemnification for expenses actually and reasonably incurred in connection with the successful defense of any action, suit or proceeding, appeal thereof or claim, issue or matter therein, which is mandatory, and (ii) the advance of expenses, which is mandatory if the Company receives an undertaking to repay such advance if it shall ultimately be determined that the indemnified person is not entitled to be indemnified by the Company) shall, unless ordered by a court, be made by the Company only as authorized in the specific case upon a determination, made as provided in Article

Twelfth, that indemnification is proper in the circumstances because the indemnified director or officer has met the applicable standard of conduct.

          Article Twelfth provides that the rights conferred thereunder shall not be exclusive of any other right which the indemnified director or officer may have had at October 19, 1987 or thereafter acquire under any law, provision of the Company's Certificate of Incorporation or By-laws, agreement, vote of stockholders or disinterested directors or otherwise, and further provides that the Board of Directors is authorized to enter into a contract with any director or officer of the Company providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than those provided for in Article Twelfth.

          The Company's By-laws include provisions substantially identical to those of Article Twelfth.

          Pursuant to the authorization in Article Twelfth, and as authorized by the stockholders of the Company, the Company has entered into indemnification agreements with all of its directors and elected officers. Such agreements provide for and define more particularly the indemnification contemplated by Article Twelfth (including mandatory advance of expenses), also provide for indemnification against all liability or loss actually and reasonably incurred in connection with actions by or in the right of the Company, and require the Company to maintain (or to provide indemnification to the full extent of the coverage which would otherwise have been provided by) directors' and officers' liability insurance in the amount of $25,000,000; except that the agreements exclude any obligation to make any indemnity payment or advance of expenses in connection with any proceeding to the extent that there has been a final adjudication by a court of competent jurisdiction that the indemnified director or officer derived an improper personal benefit or otherwise breached his or her duty of loyalty to the Company or its stockholders or to the extent that there has been a final adjudication by a court of competent jurisdiction that he or she committed acts or omissions other than in good faith or which involved intentional misconduct or knowing violation of law. The agreements effectively place on the Company the burden of proving that an indemnified director or officer is not entitled to indemnification, and specify the manner in which any necessary determinations of entitlement to indemnification are to be made, including any determinations after any Change in Control (as defined in the agreements).

          The agreements provide that no proceeding shall be brought and no cause of action shall be asserted by the Company or any subsidiary or by any stockholder on behalf of the Company or any subsidiary against the indemnified director or officer, his or her spouse, heirs, estate, executors or administrators after the expiration of one year from the act or omission upon which such proceeding is based (or, in the event that the indemnified director or officer has fraudulently concealed the facts underlying such cause of action, after the expiration of one year from the earlier of (i) the date the Company or any subsidiary of the Company discovers such facts, or (ii) the date the Company or any subsidiary of the Company could have discovered such facts by the exercise of reasonable diligence); and that any claim or cause of action of the Company or any subsidiary of the Company, including claims predicated upon the negligent act or omission of the indemnified director or officer, shall be extinguished and deemed released unless asserted by filing of a legal action within such period; except that such limitation and release shall not apply to any cause of action which had accrued on the date of an agreement and of which the indemnified director or officer was aware on such date but as to which the Company had no actual knowledge apart from his or her knowledge.

          The agreements provide that the provisions for indemnification and advancement of expenses set forth therein shall not be deemed exclusive of any other rights which the indemnified director or officer may have under any provision of law, the Company's Certificate of Incorporation or By-laws, the vote of the Company's stockholders or disinterested directors, other agreements, or otherwise, both as to action in his or her official capacity and to action in another capacity while occupying his or her position as an agent of the Company, and that the indemnified director or officer's rights thereunder shall continue after he or she has ceased acting as an agent of the Company and shall inure to the benefit of his or her heirs, executors and administrators.

          The Company maintains a policy of liability insurance which, subject to various exclusions and deductibles, covers its directors and officers (and the Company's indemnification obligations to them), to the extent of $100,000,000, for damages, judgments, settlements, costs and other amounts payable by them for claims made against them for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty, or any other matter claimed against them solely by reason of being directors or officers of the Company.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

          Not applicable.

Item 8. Exhibits.

          The Exhibits filed herewith are specified on the Index to Exhibits at page 10 hereof.

Item 9. Undertakings.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin Park, State of Illinois, on May 26, 2000.

                                          DEAN FOODS COMPANY


                                          By: /s/ Howard M. Dean
                                              ------------------------
                                              Howard M. Dean
                                              Chairman of the Board and
                                              Chief Executive Officer

          Each person whose signature appears below hereby authorizes Howard M. Dean, Richard E. Bailey and Thomas A. Ravencroft or any of them, with full power of substitution, to execute in his or her name and on his or her behalf, and to file, any amendments (including, without limitation, post-effective amendments) to this registration statement necessary or advisable in the opinion of any of them to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in respect thereof, which amendments may make such other changes in this registration statement as any of them deems advisable.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 26th day of May, 2000.

/s/ Howard M. Dean                              /s/ Edward A. Brennan
--------------------------------------        -------------------------------
Howard M. Dean, Chairman of the                 Edward A. Brennan, Director
 Board and Chief Executive Officer and
 Director


/s/ Richard E. Bailey                           /s/ Lewis M. Collens
--------------------------------------        -------------------------------
Richard E. Bailey, President and                Lewis M. Collens, Director
 Chief Operating Officer and Director

/s/ William M. Luegers                          /s/ Paula Hannaway Crown
--------------------------------------        -------------------------------
William M. Luegers, Vice President and          Paula Hannaway Crown, Director
 Treasurer (Principal Financial and
 Accounting Officer)

/s/ Janet Hill                                 /s/ John P. Frazee, Jr.
--------------------------------------       -------------------------------
Janet Hill, Director                           John P. Frazee, Jr., Director


/s/ Bert A. Getz                               /s/ J. Christopher Reyes
--------------------------------------       -------------------------------
Bert A. Getz, Director                         J. Christopher Reyes, Director


/s/ John S. Llewellyn, Jr.                     /s/ Thomas A. Ravencroft
--------------------------------------       -------------------------------
John S. Llewellyn, Jr., Director               Thomas A. Ravencroft, Senior Vice
                                                 President and Director

/s/ Richard P. Mayer
--------------------------------------
Richard P. Mayer, Director

                               INDEX TO EXHIBITS

                                                                                         Sequentially
Exhibit                                                                                     Numbered
Number                                                                                       Pages
------                                                                                       ------
4.1       Dean Foods Company 1989 Stock Awards Plan
          as amended September 28, 1999.................................................        12

4.2       Rights Agreement dated May 22, 1999 (filed as Exhibit 4(a) to the
          Registrant's Form 10-K Annual Report for fiscal year ending May 30, 1999 and
          incorporated herein by reference).............................................         *

5         Opinion of Dale E. Kleber.....................................................        21

23.1      Consent of Dale E. Kleber
          (included in Exhibit 5).......................................................        21

23.2      Consent of PricewaterhouseCoopers LLP.........................................        22

24        Powers of Attorney
          (included on the Signature pages hereof)......................................         9